UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 2, 2013

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 2, 2013, Lexmark International, Inc. (“Lexmark”) issued a press release announcing the acquisition of ACUO Technologies, LLC, a Minnesota limited liability company (“ACUO”).

Perceptive Software, LLC, a Delaware limited liability company (“Perceptive”) and wholly-owned subsidiary of Lexmark, completed its acquisition of ACUO on December 28, 2012, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) by and among Perceptive, ATPS Merger Sub, LLC, a Minnesota limited liability company (“ATPS”), ACUO and a representative of the ACUO members. Pursuant to the Merger Agreement, Perceptive acquired ACUO through the merger of ATPS with and into ACUO, with ACUO continuing as the surviving company in the merger. Pursuant to the Merger Agreement, Perceptive acquired all of the issued and outstanding membership interests of ACUO for total cash consideration of approximately $45 million.

The text of the press release announcing the acquisition of ACUO is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Lexmark, dated January 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

January 2, 2013

By: /s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Lexmark, dated January 2, 2013.